Exhibit 99.1

NEWS RELEASE FOR ADDITIONAL INFORMATION, PLEASE CONTACT: John M. Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS
•	Record Quarterly Sales of $737 million

•	Diluted Earnings Per Share of $1.13

•	Adjusted Diluted Earnings Per Share of $1.33*

•	Free Cash Flow of 133% of Net Income*
October 31, 2011 (Beloit, WI): Regal Beloit Corporation (NYSE: RBC) today reported financial results for the third quarter ended October 1, 2011. Net sales of $736.9 million increased 24.7% compared to $590.8 million for the third quarter 2010. Diluted earnings per share for the third quarter 2011 were $1.13 compared to $1.14 for the third quarter 2010. Diluted earnings per share for the third quarter 2011 included a gain on a business divestiture and purchase accounting adjustments and transaction costs related to the acquisition of the A.O. Smith Electric Products Company (EPC), as detailed below:

Three Months
Ended
Oct. 1, 2011
GAAP Diluted Earnings Per Share	$1.13
Gain on Divestiture	(0.10)
EPC Purchase Accounting Adjustments and Acquisition Costs	0.30

Adjusted Diluted Earnings Per Share	$1.33

“It was an exciting quarter for Regal Beloit,” commented Mark Gliebe, Chief Executive Officer. “On top of strong overall performance from our operations, we closed on the acquisition of EPC which is the largest acquisition in the Company’s history. Our Commercial and Industrial, Mechanical, International and EPC businesses performed exceptionally well in the quarter offsetting continued weakness in residential HVAC sales. Additionally, our free cash flow for the quarter was well in excess of net income. Overall, we were pleased with our performance in the quarter.”

*	This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

Regal Beloit Corporation
News Release

NET SALES

	(Dollars in millions)
	Three Months Ended			Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	% Change	Oct. 1, 2011	Oct. 2, 2010	% Change
Net Sales	$736.9	$590.8	24.7%	$2,081.3	$1,682.3	23.7%

Net Sales by Segment:
Electrical segment	$667.5	$527.8	26.5%	$1,873.0	$1,507.8	24.2%
Mechanical segment	$69.4	$63.0	10.2%	$208.3	$174.5	19.4%
Net sales for the third quarter 2011 increased $146.1 million compared to the third quarter 2010 driven primarily by incremental sales from EPC since August 22, 2011 and the other businesses acquired within the last twelve months (the “acquired businesses”).
In the Electrical segment, net sales for the third quarter 2011 increased $139.7 million compared to the third quarter 2010, including $144.5 million of incremental net sales from the acquired businesses. North American residential HVAC net sales, excluding net sales from the acquired businesses, decreased 20.3% in the third quarter 2011 compared to the third quarter 2010, due primarily to reduced federal tax incentives for high efficiency products, the impact of the growth of R22 systems and continued weakness in the housing market. North American commercial and industrial net sales, excluding net sales from the acquired businesses, increased 14.8% in the third quarter 2011 compared to the third quarter 2010, driven primarily by improving economic conditions, sales of new energy efficient products, pricing initiatives to offset commodity inflation, and increased sales in the generator business.
In the Mechanical segment, net sales for the third quarter 2011 increased $6.4 million or 10.2% compared to the third quarter 2010. This increase was driven primarily by improving demand in later cycle end markets.
Net sales to regions outside of the United States were 35.9% of total net sales for the third quarter 2011 compared to 31.0% of total net sales for the third quarter 2010. Third quarter 2011 net sales of high efficiency products were 15.4% of total net sales and increased 0.2% compared to the third quarter 2010. The impact of foreign currency exchange rates increased total net sales by 1.8% for the third quarter 2011 compared to the third quarter 2010.
GROSS PROFIT

	(Dollars in thousands)
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010
Gross Profit	$179,626	$144,664	$495,106	$419,083
As a percentage of net sales	24.4%	24.5%	23.8%	24.9%

Gross Profit
Electrical segment	$160,054	$127,957	$435,958	$370,756
As a percentage of net sales	24.0%	24.2%	23.3%	24.6%
Mechanical segment	$19,572	$16,707	$59,148	$48,327
As a percentage of net sales	28.2%	26.5%	28.4%	27.7%

Regal Beloit Corporation
News Release

Gross profit was $179.6 million, or 24.4% of net sales, for the third quarter 2011 compared to $144.7 million, or 24.5% of net sales, for the third quarter 2010. Cost of sales for the third quarter 2011 included expenses of $10.3 million related to EPC purchase accounting adjustments to inventories. Excluding this expense, adjusted gross profit was $189.9 million, or 25.8% of net sales, for the third quarter 2011. Gross profit was $495.1 million, or 23.8% of net sales, for the nine months ended October 1, 2011 compared to $419.1 million, or 24.9% of net sales, for the nine months ended October 2, 2010. Cost of sales for the nine months ended October 1, 2011 included the $10.3 million of purchase accounting adjustments and $28.0 million of incremental warranty expenses accrued in the second quarter 2011. Excluding these expenses, adjusted gross profit was $533.4 million, or 25.6% of net sales, for the nine months ended October 1, 2011.
OPERATING EXPENSES

	(Dollars in thousands)
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010
Operating Expenses	$101,482	$74,781	$298,033	$219,636
As a percentage of net sales	13.8%	12.7%	14.3%	13.1%

Operating Expenses by Segment:
Electrical segment	$90,680	$65,919	$266,158	$193,541
As a percentage of net sales	13.6%	12.5%	14.2%	12.8%
Mechanical segment	$10,802	$8,862	$31,875	$26,095
As a percentage of net sales	15.6%	14.1%	15.3%	15.0%
INCOME FROM OPERATIONS

	(Dollars in thousands)
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010
Income from Operations	$78,144	$69,883	$197,073	$199,447
As a percentage of net sales	10.6%	11.8%	9.5%	11.9%

Income from Operations by Segment:
Electrical segment	$69,375	$62,038	$169,800	$177,215
As a percentage of net sales	10.4%	11.8%	9.1%	11.8%
Mechanical segment	$8,769	$7,845	$27,273	$22,232
As a percentage of net sales	12.6%	12.4%	13.1%	12.7%
Operating expenses for the third quarter 2011 increased $26.7 million primarily due to $21.9 million related to the acquired businesses, and an incremental $5.6 million of acquisition-related expenses.
Net interest expense for the third quarter 2011 increased $5.9 million compared to the third quarter 2010 primarily due to interest on additional borrowings incurred to finance the EPC acquisition. The effective tax rate for the third quarter 2011 was 30.3%, consistent with the third quarter 2010.
Net income attributable to Regal Beloit Corporation for the third quarter 2011 was $45.7 million compared to $44.7 million for the third quarter 2010. Diluted earnings per share for the third quarter 2011 were $1.13 compared to $1.14 for the third quarter 2010.
Net cash provided by operating activities was $66.7 million for the third quarter 2011 as compared to $48.9 million for the third quarter 2010. Capital expenditures were $5.9 million for the third quarter 2011.

Regal Beloit Corporation
News Release

“As we look forward to the fourth quarter,” commented Mr. Gliebe, “we are expecting continued strength in our C&I, Mechanical and India based businesses. However, we also expect further weakness in residential HVAC demand and a general slowdown in our China based businesses. Accordingly, we are projecting fourth quarter adjusted diluted earnings per share of $0.67 to $0.73, which excludes purchase accounting adjustments related to the acquisition of EPC, which we anticipate will be approximately $0.25 per share. I am pleased with the performance and progress we are making in 2011,” added Gliebe. “We enter the fourth quarter with real momentum from the largest acquisition in the Company’s history. Despite challenges in a few end markets, we continue to grow the Company, improve our performance and position Regal Beloit for continued success.”
Regal Beloit will hold a conference call pertaining to this news release at 10:00 AM CDT (11:00 AM EDT) on Tuesday, November 1, 2011. To listen to the call and view the presentation slides via the internet, please go http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=83183. Individuals who would like to participate by phone should dial 866-524-3160, referencing Regal Beloit. International callers should dial 412-317-6760, referencing Regal Beloit.
A telephone replay of the call will be available through February 1, 2012, at 877-344-7529, conference ID 10005959. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until February 1, 2012, and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm or at http://www.videonewswire.com/event.asp?id=83183.
Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

Regal Beloit Corporation
News Release

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 2, 2011 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

Regal Beloit Corporation
News Release

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
Dollars in Thousands, Except Dividends Declared and Per Share Data

	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010
Net Sales	$736,885	$590,801	$2,081,325	$1,682,300
Cost of Sales	557,259	446,137	1,586,219	1,263,217

Gross Profit	179,626	144,664	495,106	419,083
Operating Expenses	101,482	74,781	298,033	219,636

Income From Operations	78,144	69,883	197,073	199,447
Interest Expense	10,482	4,817	20,387	14,358
Interest Income	450	645	1,186	1,800

Income Before Taxes & Noncontrolling Interests	68,112	65,711	177,872	186,889
Provision For Income Taxes	20,618	19,831	53,570	58,366

Net Income	47,494	45,880	124,302	128,523
Less: Net Income Attributable to Noncontrolling Interests, net of tax	1,823	1,226	5,464	4,387

Net Income Attributable to Regal Beloit Corporation	$45,671	$44,654	$118,838	$124,136

Earnings Per Share of Common Stock:
Basic	$1.14	$1.16	$3.04	$3.26

Assuming Dilution	$1.13	$1.14	$3.00	$3.19

Cash Dividends Declared	$0.18	$0.17	$0.53	$0.50

Weighted Average Number of Shares Outstanding:
Basic	39,931,610	38,581,166	39,075,118	38,112,515

Assuming Dilution	40,421,659	39,023,135	39,648,485	38,875,978

SEGMENT INFORMATION
Unaudited
Dollars in Thousands

	Mechanical Segment		Electrical Segment
	Three Months Ended		Three Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net Sales	$69,435	$63,012	$667,450	$527,789
Income from Operations	8,769	7,845	69,375	62,038

	Mechanical Segment		Electrical Segment
	Nine Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net Sales	$208,271	$174,476	$1,873,054	$1,507,824
Income from Operations	27,273	22,232	169,800	177,215

Regal Beloit Corporation
News Release

CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in Thousands

	(Unaudited)
	October 1, 2011	January 1, 2011
ASSETS
Current Assets:
Cash and Investments	$124,414	$230,858
Trade Receivables, less Allowances of $9,331 in 2011 and $10,637 in 2010	498,745	331,017
Inventories	626,857	390,587
Prepaid Expenses and Other Current Assets	140,101	135,589

Total Current Assets	1,390,117	1,088,051

Property, Plant, Equipment and Noncurrent Assets	1,986,061	1,361,085

Total Assets	$3,376,178	$2,449,136

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$308,855	$231,705
Other Accrued Expenses	273,779	159,000
Current Maturities of Debt	13,278	8,637

Total Current Liabilities	595,912	399,342

Long-Term Debt	955,147	428,256
Other Noncurrent Liabilities	267,605	224,376
Equity:
Total Regal Beloit Corporation Shareholders’ Equity	1,517,434	1,361,960
Noncontrolling Interests	40,080	35,202

Total Equity	1,557,514	1,397,162

Total Liabilities and Equity	$3,376,178	$2,449,136

Regal Beloit Corporation
News Release

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
Dollars in Thousands

	Three Months Ended		Nine Months Ended
	Oct. 1,	Oct. 2,	Oct. 1,	Oct. 2,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,494	$45,880	$124,302	$128,523

Adjustments to reconcile net income to net cash provided by operating activities (net of acquisitions):
Depreciation and amortization	26,084	18,390	69,710	54,289
Excess tax benefits from stock-based compensation	(37)	(170)	(1,040)	(1,581)
(Gain) Loss on disposition of assets	(6,101)	3,083	(5,613)	4,451
Stock-based compensation expense	3,933	1,903	10,168	4,968
Change in assets and liabilities	(4,683)	(20,226)	(21,261)	(42,063)

Net cash provided by operating activities	66,690	48,860	176,266	148,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(5,864)	(11,757)	(44,389)	(29,989)
Purchases of investment securities	—	(125,292)	—	(313,169)
Sales of investment securities	—	105,223	55,998	236,752
Business acquisitions, net of cash acquired	(742,809)	(31,395)	(764,862)	(107,258)
Sale of assets	14,904	41	15,113	108

Net cash used in investing activities	(733,769)	(63,180)	(738,140)	(213,556)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of convertible debt	—	(470)	—	(39,198)
Net borrowings (repayments) under revolving credit facility	—	—		(2,863)
Borrowings under revolving credit facility	200,000		200,000
Repayments under revolving credit facility	(172,000)		(172,000)
Proceeds from short-term borrowings	938	—	21,446	—
Repayments of short-term borrowings	(1,874)	(406)	(17,264)	(9,139)
Proceeds from long-term borrowings	500,000	—	500,000	—
Payments of long-term debt	(27)	(35)	(115)	(138)
Dividends paid to shareholders	(6,962)	(6,556)	(20,092)	(18,534)
Proceeds from the exercise of stock options	100	556	1,856	3,545
Excess tax benefits from stock-based compensation	37	170	1,040	1,581
Financing fees paid	(902)	—	(2,776)	—

Net cash provided by (used in) financing activities	519,310	(6,741)	512,095	(64,746)

EFFECT OF EXCHANGE RATES ON CASH	(3,165)	2,639	(338)	1,373

Net decrease in cash and cash equivalents	(150,934)	(18,422)	(50,117)	(128,342)
Cash and cash equivalents at beginning of period	275,348	152,502	174,531	262,422

Cash and cash equivalents at end of period	$124,414	$134,080	$124,414	$134,080

Regal Beloit Corporation
News Release

NON-GAAP MEASURES
Unaudited
Dollars in Thousands, Except Per Share Data
Regal Beloit Corporation prepares financial statements in accordance with accounting principles generally accepted in the United States (GAAP). Regal Beloit Corporation also discloses adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales and free cash flow, which are non-GAAP financial measures. Management uses these measures in its internal performance reporting and for reports to the Board of Directors. Regal Beloit Corporation also discloses these measures in its quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. Management believes that adjusted diluted EPS, adjusted gross profit, adjusted gross profit as a percentage of net sales and free cash flow are useful measures for providing investors with additional insight into the Company’s operating performance. This additional information is not meant to be considered in isolation or as a substitute for Regal Beloit Corporation’s results of operations prepared and presented in accordance with GAAP.
Adjusted diluted earnings per share, adjusted gross profit and adjusted gross profit as a percentage of net sales exclude the effects of certain items that are not comparable from one period to the next. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment.

	Three Months	Nine Months
	Ended	Ended
	Oct. 1, 2011	Oct. 1, 2011
GAAP Diluted Earnings Per Share	$1.13	$3.00
Gain on Divestiture	(0.10)	(0.10)
EPC Purchase Accounting Adjustments and Acquisition Costs	0.30	0.30
Incremental Warranty Accrual	—	0.44

Adjusted Diluted Earnings Per Share	$1.33	$3.64

GAAP Gross Profit	$179,626	$495,106
EPC Purchase Accounting Adjustment	10,305	10,305
Incremental Warranty Accrual	—	28,000

Adjusted Gross Profit	$189,931	$533,411

Adjusted Gross Profit as a Percentage of Net Sales	25.8%	25.6%

GAAP Net Cash Provided by Operating Activities	$66,690	$176,266
Additions to Property Plant and Equipment	(5,864)	(44,389)

Free Cash Flow	$60,826	$131,877